UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2016

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (617) 225-4305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2016, the Board of Directors (the “Board”) of Spring Bank Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) elected Todd C. Brady to the Board as a class III director with a term expiring at the 2018 annual meeting of stockholders. The Board also elected Mr. Brady to the Nominating and Corporate Governance Committee of the Board.

In accordance with the Company’s current non-employee director compensation policy, Mr. Brady will receive a $35,000 annual cash retainer for service on the Board and a $3,750 annual cash retainer for service on the Nominating and Corporate Governance Committee. These cash retainers are payable quarterly in advance. The Company’s non-employee director compensation program includes a stock-for-fees policy, under which Mr. Brady will have the right to elect to receive common stock of the Company (the “Common Stock”) in lieu of cash fees.

In addition, in accordance with the Company’s current non-employee director compensation policy, Mr. Brady received an option to purchase 11,000 shares of Common Stock upon his election to the Board, at an exercise price of $9.05, the closing share price of the Common Stock on the NASDAQ Global Market on July 28, 2016. This option becomes exercisable on a monthly basis over the course of three years, subject to Mr. Brady’s continued service as a director of the Company and, in the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. Subject to his continued service as a director of the Company, Mr. Brady will also receive an option to purchase 5,500 shares of Common Stock on the date of each annual meeting of stockholders with an exercise price equal to the closing share price of the Common Stock on the NASDAQ Global Market on the date of grant. Subject to his continued service as a director of the Company, such option shall vest in 12 equal monthly installments and, in the event of a change in control of the Company, the vesting schedule of the option will accelerate in full.

Also, in connection with his election to the Board, Mr. Brady entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is in the same form as the form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-208875) filed with the SEC on January 5, 2016. The indemnification agreement provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

There are no arrangements or understandings between Mr. Brady and any other person pursuant to which Mr. Brady was elected as a director.

A copy of the press release announcing Mr. Brady’s election in attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on July 28, 2016. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected Jonathan Bates and Kris Iyer as class I directors, each to serve for a three-year term expiring at the 2019 annual meeting of stockholders. The results of the stockholders’ vote with respect to the election of the class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Jonathan Bates	4,662,926	103,291	156,004
Kris Iyer	4,662,956	103,261	156,004

b)	The stockholders of the Company ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
4,705,384	26,761	190,076	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Company on July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: July 29, 2016	By:	/s/ Jonathan Freve
Jonathan Freve
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on July 28, 2016